- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8-K/A
                                AMENDMENT NO. 2


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 29, 1994

                             ---------------------

                         HORIZON HEALTHCARE CORPORATION

             (Exact name of registrant as specified in its charter)

            DELAWARE                  1-9369                  91-1346899
  (State or other jurisdiction      (Commission            (I.R.S. Employer
       of incorporation)           File Number)         Identification Number)

 6001 INDIAN SCHOOL ROAD, N.E.
           SUITE 530
    ALBUQUERQUE, NEW MEXICO                                     87110
(Address of principal executive                               (Zip Code)
            offices)

                            ------------------------

      (Registrant's telephone number, including area code) (505) 881-4961

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        (i) See the Index to Financial Statements of the peopleCARE Heritage Group on page F-2.

        (ii) See the Index to Interim Financial Statements of the peopleCARE Heritage Group on page I-2.

    (b)  PRO FORMA FINANCIAL INFORMATION.


    See the Index to Unaudited Pro Forma Condensed Financial Statements on page P-2.


    (c)  EXHIBITS.

      2.1  Agreement and  Plan of  Reorganization dated  as of  June 9,  1994 by  and among  the
           Company  and peopleCARE Heritage Manor Plano, Inc., peopleCARE Heritage Manor Canton,
           Inc., peopleCARE Heritage Park, Inc.,  peopleCARE Heritage Village, Inc.,  peopleCARE
           Winterhaven,  Inc., peopleCARE Heritage Place, Inc., peopleCARE Heritage Forest Lane,
           Inc., peopleCARE  Heritage  Oaks, Inc.,  peopleCARE  Heritage Manor  Longview,  Inc.,
           peopleCARE  Heritage  Gardens Carrollton,  Inc.,  peopleCARE Heritage  Estates, Inc.,
           peopleCARE Heritage Country Manor, Inc., and peopleCARE Heritage Western Hills, Inc., as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated June  30,
           1994 (incorporated by reference to Exhibit 2.7 to the Company's Annual Report on Form
           10-K for the year ended May 31, 1994).
      2.2  Real  Estate  Contract of  Sale dated  as of  June 9,  1994 by  and among  White Oaks
           Investments, L.P., Four-K Investments, L.P., and the Company, as amended by Amendment
           No. 1 to Real Estate Contract of Sale dated June 30, 1994 (incorporated by  reference to  Exhibit 10.45 to the Company's Annual Report  on Form 10-K for the year ended May
           31, 1994).
      2.3  Real Estate Contract of  Sale and Master  Lease Agreement dated June  9, 1994 by  and among White Oaks Investments, L.P., Robert J. Schlegel and the Company, as amended by
           Amendment No. 1 to Real Estate Contract of Sale and Master Lease Agreement dated June
           30,  1994 (incorporated by reference to Exhibit  10.46 to the Company's Annual Report on Form 10-K for the year ended May 31, 1994).
      2.4  Master Lease Agreement  between White Oaks  Investment, L.P., and  the Company  dated
           July  31, 1994 (incorporated  by reference to  Exhibit 10.47 to  the Company's Annual
           Report on Form 10-K for the year ended May 31, 1994).
     23.1  Consent of BDO Seidman.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned, thereunto duly authorized.

                                              HORIZON HEALTHCARE CORPORATION
                                          By: ______/s/ ERNEST A. SCHOFIELD_____
                                                     Ernest A. Schofield
                                                    SENIOR VICE PRESIDENT


Date: June 2, 1995

                           PEOPLECARE HERITAGE GROUP
                         COMBINED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1993 AND 1992

                           PEOPLECARE HERITAGE GROUP
                                    CONTENTS

Independent auditors' report..................................................  F-3
Combined financial statements:
  Combined balance sheets.....................................................  F-4
  Combined statements of income...............................................  F-6
  Combined statements of owners' equity.......................................  F-7
  Combined statements of cash flows...........................................  F-8
  Summary of accounting policies..............................................  F-9 - F-10
  Notes to combined financial statements......................................  F-11 - F-15

                          INDEPENDENT AUDITORS' REPORT

The Owners
peopleCARE Heritage Group
Dallas, Texas

    We have audited the accompanying combined balance sheets of peopleCARE Heritage Group as of December 31, 1993 and 1992, and the related combined statements of income, owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of peopleCARE Heritage Group at December 31, 1993 and 1992, and the combined results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.


                                          /s/__BDO SEIDMAN______________________

                                          BDO Seidman

February 25, 1994

                           PEOPLECARE HERITAGE GROUP
                            COMBINED BALANCE SHEETS



                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1993       1992
                                                                                             ---------  ---------
                                                                                                (IN THOUSANDS)
ASSETS
Current
  Cash and cash equivalents................................................................  $  17,701  $   6,009
  Restricted cash (Note 1).................................................................      3,965     --
  Short-term investments (Note 2)..........................................................      9,389     --
  Accounts receivable, net of allowance for doubtful accounts of $55 and $35 (Note 1)......      4,972      2,634
  Prepaid expenses and advances............................................................        578        232
                                                                                             ---------  ---------
Total current assets.......................................................................     36,605      8,875
                                                                                             ---------  ---------
Investments and other assets
  Restricted cash (Note 1).................................................................      1,742     --
  Land for future development..............................................................      3,045      2,756
  Notes receivable from owner/shareholders (Note 5)........................................     11,080     11,400
  Other....................................................................................         53     --
                                                                                             ---------  ---------
Total investments and other assets                                                              15,920     14,156
                                                                                             ---------  ---------
Property and equipment (Note 1)
  Land.....................................................................................      2,653      2,563
  Buildings and improvements...............................................................     39,633     31,299
  Furniture and equipment..................................................................     12,401      9,645
  Other....................................................................................      1,441        258
                                                                                             ---------  ---------
                                                                                                56,128     43,765
  Less accumulated depreciation............................................................     (9,243)    (7,392)
                                                                                             ---------  ---------
Net property and equipment.................................................................     46,885     36,373
                                                                                             ---------  ---------
                                                                                             $  99,410  $  59,404
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                           PEOPLECARE HERITAGE GROUP
                            COMBINED BALANCE SHEETS



                                                                                                DECEMBER 31,
                                                                                            ---------------------
                                                                                              1993        1992
                                                                                            ---------  ----------
                                                                                               (IN THOUSANDS)
LIABILITIES AND OWNERS' EQUITY
Current
  Accounts payable........................................................................  $   1,245  $      866
  Accrued expenses (Note 3)...............................................................      2,099       1,255
  Current maturities of long-term debt (Note 1)...........................................      1,483      12,144
                                                                                            ---------  ----------
Total current liabilities.................................................................      4,827      14,265
                                                                                            ---------  ----------
Long-term debt (Note 1)...................................................................     83,815      42,031
Less current maturities (Note 1)..........................................................     (1,483)    (12,144)
                                                                                            ---------  ----------
Total long-term debt......................................................................     82,332      29,887
                                                                                            ---------  ----------
Commitments and contingencies (Notes 1 and 7)
Owners' equity
  Common stock............................................................................         15          13
  Contributed capital.....................................................................          1           1
  Retained earnings.......................................................................     12,235      15,238
                                                                                            ---------  ----------
Total owners' equity......................................................................     12,251      15,252
                                                                                            ---------  ----------
                                                                                            $  99,410  $   59,404
                                                                                            ---------  ----------
                                                                                            ---------  ----------


See accompanying summary of accounting policies and notes to combined financial statements.

                           PEOPLECARE HERITAGE GROUP
                         COMBINED STATEMENTS OF INCOME


                                                                                                 YEARS ENDED
                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1993       1992
                                                                                             ---------  ---------
                                                                                                (IN THOUSANDS)
Operating revenues.........................................................................  $  45,860  $  36,759
                                                                                             ---------  ---------
Operating expenses.........................................................................     31,796     24,670
General and administrative.................................................................      1,933      1,402
Interest, net of other income including management fees paid by affiliates of $394 and $284
 (Notes 1 and 5)...........................................................................      3,031      2,290
Depreciation...............................................................................      1,903      1,252
                                                                                             ---------  ---------
Total Operating Expenses...................................................................     38,663     29,614
                                                                                             ---------  ---------
Income Before Taxes on Income..............................................................      7,197      7,145
Taxes on Income (Notes 4 and 6)............................................................         95     --
                                                                                             ---------  ---------
Net Income.................................................................................  $   7,102  $   7,145
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Pro Forma Data (Note 4):
  Historical income before taxes on income.................................................  $   7,197  $   7,145
  Pro forma provision for taxes on income..................................................      2,771      2,746
                                                                                             ---------  ---------
Pro Forma Net Income.......................................................................  $   4,426  $   4,399
                                                                                             ---------  ---------
                                                                                             ---------  ---------


See accompanying summary of accounting policies and notes to combined financial statements.

                           PEOPLECARE HERITAGE GROUP
                     COMBINED STATEMENTS OF OWNERS' EQUITY


                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1993       1992
                                                                                             ---------  ---------
                                                                                                (IN THOUSANDS)
Common Stock
  peopleCARE Center of Texas, Inc..........................................................  $       1  $       1
  peopleCARE Heritage Forest Lane, Inc.....................................................          1          1
  peopleCARE Heritage Oaks, Inc............................................................          1          1
  peopleCARE Heritage Management, Inc......................................................          1          1
  peopleCARE Heritage Manor Canton, Inc....................................................          1          1
  peopleCARE Winterhaven, Inc..............................................................          1          1
  peopleCARE Heritage Place, Inc...........................................................          1          1
  peopleCARE Heritage Manor Plano, Inc.....................................................          1          1
  peopleCARE Heritage Village, Inc.........................................................          1          1
  peopleCARE Heritage Park, Inc............................................................          1          1
  peopleCARE Heritage Manor Longview, Inc..................................................          1          1
  peopleCARE Heritage Gardens Carrollton, Inc..............................................          1          1
  peopleCARE Heritage Estates, Inc.........................................................          1          1
  peopleCARE Heritage Country Manor, Inc...................................................          1     --
  peopleCARE Heritage Western Hills, Inc...................................................          1     --
                                                                                             ---------  ---------
    Total common stock.....................................................................  $      15  $      13
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Contributed Capital
  Schlegel Property Company,
    Proprietorship & Four-K Investments, L.P...............................................  $       1  $       1
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Retained Earnings, beginning of year.......................................................  $  15,238  $  10,098
  Income for the year......................................................................      7,102      7,145
  Distributions............................................................................    (10,105)    (2,005)
                                                                                             ---------  ---------
Retained Earnings, end of year.............................................................  $  12,235  $  15,238
                                                                                             ---------  ---------
                                                                                             ---------  ---------
    Total Owners' Equity...................................................................  $  12,251  $  15,252
                                                                                             ---------  ---------
                                                                                             ---------  ---------


See accompanying summary of accounting policies and notes to combined financial statements.

                           PEOPLECARE HERITAGE GROUP
                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                                 YEARS ENDED
                                                                                                DECEMBER 31,
                                                                                            ---------------------
                                                                                               1992       1992
                                                                                            ----------  ---------
                                                                                               (IN THOUSANDS)
Operating Activities:
  Net income..............................................................................  $    7,102  $   7,145
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..........................................................................       1,903      1,252
      Changes in operating assets and liabilities:
        Accounts receivable...............................................................      (2,338)      (447)
        Prepaid expenses and other........................................................        (346)       (11)
        Accounts payable and accrued expenses.............................................       1,223       (308)
                                                                                            ----------  ---------
Cash provided by operating activities.....................................................       7,544      7,631
                                                                                            ----------  ---------
Investing Activities:
  Property and equipment expenditures.....................................................     (11,492)    (2,074)
  Net repayment of (advances to) owner/shareholders (Note 3)..............................         320     (4,500)
  Purhcase of investments.................................................................      (9,389)    --
                                                                                            ----------  ---------
Cash used for investing activities........................................................     (20,561)    (6,574)
                                                                                            ----------  ---------
Financing Activities:
  Common stock issued.....................................................................           2     --
  Distributions...........................................................................     (10,105)    (2,005)
  Net proceeds from long-term debt........................................................      94,000      7,500
  Repayment of long-term debt.............................................................     (59,188)    (6,083)
                                                                                            ----------  ---------
Cash provided by (used for) financing activites...........................................      24,709       (588)
                                                                                            ----------  ---------
Net increase in cash and cash equivalents.................................................      11,692        469
Cash and cash equivalents, at beginning of year...........................................       6,009      5,540
                                                                                            ----------  ---------
Cash and cash equivalents, at end of year.................................................  $   17,701  $   6,009
                                                                                            ----------  ---------
                                                                                            ----------  ---------


See accompanying summary of accounting policies and notes to combined financial statements.

                           PEOPLECARE HERITAGE GROUP
                         SUMMARY OF ACCOUNTING POLICIES

NATURE OF BUSINESS AND PRESENTATION
    peopleCARE Heritage Group (the Group) is engaged primarily in the operation of 2,200 nursing and retirement care beds in thirteen deluxe facilities located throughout the state of Texas. The 1992 combined financial statements of the Group include the consolidated financial statements of peopleCARE Centers of Texas, Inc. and its subsidiaries, and peopleCARE Heritage Forest Lane, Inc., peopleCARE Heritage Oaks, Inc., peopleCARE Heritage Management, Inc., peopleCARE Heritage Manor Canton, Inc., peopleCARE Winterhaven, Inc., peopleCARE Heritage Place, Inc., peopleCARE Heritage Manor Plano, Inc., peopleCARE Heritage Village, Inc., peopleCARE Heritage Park, Inc., peopleCARE Heritage Manor Longview, Inc., peopleCARE Heritage Gardens Carrollton, Inc., peopleCARE Heritage Estates, Inc., Four-K Investments, L.P., White Oaks Investments, L.P., and Schlegel Property Company, a sole proprietorship. The 1993 combined financial statements include all of the above and peopleCARE Heritage Country Manor, Inc., and peopleCARE Heritage Western Hills, Inc. All are companies related by common ownership. All significant intercompany balances and transactions have been eliminated.

    The common stock accounts for all corporations listed above are $1 par; 1,000,000 shares authorized; 1,000 shares issued and outstanding for each corporation.

STATEMENTS OF CASH FLOWS
    For purposes of reporting cash flows, the Group considers cash and money market funds with original maturities of three months or less to be cash equivalents.

SHORT-TERM INVESTMENTS

    Short-term investments include investments in municipal bond funds and growth oriented equity funds which are carried at cost which approximates market at December 31, 1993.


    The Financial Accounting Standards Board (FASB) recently issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which will be effective for years beginning after December 15, 1993. Pursuant to SFAS 115, the Groups' short-term investments would be classified as available-for-sale securities. As such, net unrealized holding gains and losses would be excluded from earnings and reported as a separate component of owners' equity until realized.

OPERATING REVENUES
    Operating revenues are recorded at the Group's established billing rates for residents and third-party payers.

    The Group receives payments for services provided to certain residents under the State of Texas Medicaid program. Revenues for these residents are recorded at the rates allowed under the Texas Index of Level of Effort (TILE) program developed by the Texas Department of Human Services implemented on April 1, 1989. Approximately 36% of the Group revenues were derived from funds provided by Medicaid in 1993 and 1992.

    The Group receives payments for services provided to certain residents under the Federal Medicare Program. The Group derived approximately 10% of its revenue from 10 Medicare certified facilities in 1993 and approximately 4% of its revenues from 3 Medicare certified facilities in 1992.

    The Group's management periodically evaluates its accounts receivable balances for collectibility. Management believes the allowance for doubtful accounts adequately provides for any expected losses.

PROPERTY AND EQUIPMENT
    Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets over periods ranging from five to forty years.

INCOME TAXES
    The Group is principally comprised of companies that are not subject to federal income taxes (i.e., S corporations, limited partnerships and a sole proprietorship). For those companies, income taxes are the liability of the stockholders, proprietor or partner and not of the Group.

    The pro forma data in the combined statements of income reflect provisions for combined federal and state income taxes as if the Group were treated as a "C" corporation for all periods presented in accordance with SFAS 109, "Accounting for Income Taxes."



    Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

                           PEOPLECARE HERITAGE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  LONG-TERM DEBT AND RESTRICTED CASH
    Long-term debt at December 31, 1993 and 1992 is summarized as follows:


                                                                          1993        1992
                                                                        ---------  ----------
                                                                           (IN THOUSANDS)
SouthTrust Bank of Alabama, N.A. and R.E.M.I.C. (a)...................  $  73,941  $   13,949
Bank One (b)..........................................................      9,874       7,500
Great West Life.......................................................     --             512
Bank of Nova Scotia...................................................     --          20,070
                                                                        ---------  ----------
  Total...............................................................     83,815      42,031
  Less current maturities.............................................     (1,483)    (12,144)
                                                                        ---------  ----------
    Long-term debt....................................................  $  82,332  $   29,887
                                                                        ---------  ----------
                                                                        ---------  ----------


    During the year, the Group refinanced all of its existing debt with SouthTrust Bank of Alabama, N.A. (SouthTrust) and Bank One. Terms of long-term debt are as follows:

        (a) In November and December 1993, the Group entered into two separate credit agreements with SouthTrust comprised of a $25,000,000 term note and a R.E.M.I.C. consisting of six separate term notes totalling $49,000,000 which are included in a mortgage loan pool. The notes are collateralized by substantially all of the assets of the related nursing homes and have certain covenants related to debt service coverage, debt service reserve funds, advances or loans to Pavestone Group (Note 3) and minimum capital expenditures for the nursing homes, among others. The notes consist of the following at December 31, 1993:

NURSING HOME                                                                      BALANCE
(PEOPLECARE...)                                                  TERM NOTES     OUTSTANDING
- -------------------------------------------------------------  --------------  --------------
Heritage Park................................................  $   25,000,000  $   25,000,000
Heritage Gardens.............................................
Heritage Manor Longview......................................
Heritage Estates.............................................
Heritage Country Manor.......................................

Heritage Village.............................................      49,000,000      48,941,375
Heritage Oaks................................................
Heritage Winterhaven.........................................
Heritage Place...............................................
Heritage Forest Lane.........................................
Heritage Manor Canton........................................
                                                               --------------  --------------
                                                               $   74,000,000  $   73,941,375
                                                               --------------  --------------
                                                               --------------  --------------

    The $25,000,000 term note bears interest at SouthTrust's prime rate plus 3/4 percent (6.75 percent at December 31, 1993) with monthly principal and interest payments of $174,276 based on an amortization period of twenty-five years. The balance of the note is due January 1, 1999.

    The remaining $49,000,000 in South Trust term notes are a part of a mortgage loan pool. The notes bear interest at a fixed rate of 9.09 percent with monthly principal and interest payments totalling $418,624 based on an amortization period of twenty-five years. The term notes have cross-default and cross-collateralization provisions with balloon payments due in October 2003.


    (b) In August 1993, the Group entered into a debt agreement with Bank One for $10,000,000 secured by substantially all of the assets of peopleCARE Heritage Western Hills and peopleCARE Heritage Manor Plano. The agreement has certain covenants related to debt service coverage, minimum earnings, and net worth, among others. The debt bears interest at Bank One's prime rate or the

                           PEOPLECARE HERITAGE GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

1.  LONG-TERM DEBT AND RESTRICTED CASH (CONTINUED)
LIBOR rate plus 2.25 percent (5.1875 percent at December 31, 1993) with monthly principal and interest payments of $87,111 based on an amortization period of fifteen years. The balance of the note is due August 31, 1998.

    Maturities of long-term debt are as follows at December 31, 1993:

1994.......................................................  $ 1,483,000
1995.......................................................    1,591,000
1996.......................................................    1,691,000
1997.......................................................    1,832,000
1998.......................................................    8,761,000
Thereafter.................................................   68,457,375
                                                             -----------
                                                             $83,815,375
                                                             -----------
                                                             -----------

    As of December 31, 1993, the Group has $5,706,709 of restricted cash. Restricted cash of $2,965,000 serves as collateral for an irrevocable standby letter of credit issued to the benefit of the trustee for the investors in the mortgage loan pool described in (a) above. The cash will be released to the Group upon achieving a debt service coverage, as defined by the agreement, of
1.0 to 1.5 for three consecutive calendar quarters beginning with the quarter ended December 31, 1993. Restricted cash of $1,000,000 serves as additional collateral to the $25,000,000 term note. The cash is held in escrow by South Trust and will be released to the Group upon achieving a debt service coverage , as defined in the agreement, of 1.0 to 1.5 for two consecutive calendar quarters beginning with the quarter ended December 31, 1993. Management believes the Group will achieve the required debt service coverage requirements within the year ended December 31, 1994 and the cash is therefore classified as current.

    The remaining $1,741,709 of restricted cash is a required debt service reserve fund maintained at SouthTrust equal to approximately three months debt service payments. The cash is to be held in custody by SouthTrust for the term of the SouthTrust notes, is restricted as to withdrawal or use, and is currently invested in cash equivalents.

2.  SHORT-TERM INVESTMENTS
    Short-term investments consist of the following at December 31, 1993.

Municipal Bond Fund.........................................  $4,038,826
Equity Funds................................................   5,350,000
                                                              ----------
      Total.................................................  $9,388,826
                                                              ----------
                                                              ----------

3.  ACCRUED EXPENSES
    Accrued expenses consist of the following at December 31,:

                                                                  1993           1992
                                                              -------------  -------------
Payroll.....................................................  $     992,151  $     481,263
Real estate taxes...........................................        701,934        576,414
Interest....................................................        397,222        103,960
Other.......................................................          7,471         93,663
                                                              -------------  -------------
      Total.................................................  $   2,098,778  $   1,255,300
                                                              -------------  -------------
                                                              -------------  -------------

4.  INCOME TAXES
    At December 31, 1993, the Group was composed principally of entities that are not subject to federal income taxes (i.e., S corporations, limited partnerships and a sole proprietorship). As the tax

                           PEOPLECARE HERITAGE GROUP
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

4.  INCOME TAXES (CONTINUED)
liabilities for the S corporations, the sole proprietorship and the limited partnerships are the responsibility of the stockholders, proprietor or partners, income taxes are not provided for those entities in the accompanying financial statements. The remaining C corporations within the Group had no significant operations, assets or related income taxes ($95,000 in income taxes) in 1993.

    The pro forma data in the combined statements of income reflect provisions for combined federal and state income taxes as if the Group were treated as a "C" corporation for all periods presented.

    Pro forma federal and state income taxes consist of the following at December 31:

                                                                      1993           1992
                                                                  -------------  -------------
Current
  Federal.......................................................  $   2,115,000  $   2,034,000
  State.........................................................        280,000        269,000
                                                                  -------------  -------------
                                                                      2,395,000      2,303,000
                                                                  -------------  -------------
Deferred
  Federal.......................................................        332,000        391,000
  State.........................................................         44,000         52,000
                                                                  -------------  -------------
                                                                        376,000        443,000
                                                                  -------------  -------------
    Total.......................................................  $   2,771,000  $   2,746,000
                                                                  -------------  -------------
                                                                  -------------  -------------

    The pro forma deferred tax provision results primarily from the use of accelerated methods of depreciation for income tax purposes.

5.  RELATED PARTY TRANSACTIONS
    Management fees of $162,000 and $232,000 were paid to the Group in 1993 by Pavestone Group and peopleCARE Canada, an affiliated group of nursing homes in Canada, respectively.


    At December 31, notes receivable from owner/shareholder consist of non-interest bearing advances for the purpose of investment in entities not in the healthcare industry. The notes are due on demand, however, management does not anticipate collection of the notes in the period ended December 31, 1994.


6.  SUPPLEMENTAL CASH FLOW INFORMATION
    During 1993 and 1992 the Group paid interest of approximately $2,693,000 and $2,320,000, respectively. Income taxes paid in 1993 were approximately $95,000.

    Noncash financing activities during the year ended December 31, 1993, consisted of debt issuance costs of $1,212,000 and $5,707,000 in restricted cash withheld by the lender in connection with the refinancing activity described in
Note 1.

7.  COMMITMENTS AND CONTINGENCIES
    From time to time, in the normal course of business, the Group is a party to various matters of litigation. Management is of the opinion that the eventual resolution of these matters will not have a material adverse effect on the Group.

    The Group occupies its office facility under an operating lease agreement expiring in August 1996 with annual rentals of $65,000.

               INDEX TO INTERIM COMBINED FINANCIAL STATEMENTS OF
                     PEOPLECARE HERITAGE GROUP (UNAUDITED)

                                                                                                                PAGE
                                                                                                                -----
Interim Combined Financial Statements of peopleCARE Heritage Group (Unaudited)
  Introduction to Interim Combined Financial Statements (Unaudited)........................................         I-2
  Combined Balance Sheets (Unaudited)......................................................................         I-3
  Combined Balance Sheets (Unaudited) Continued............................................................         I-4
  Combined Statements of Income (Unaudited)................................................................         I-5
  Combined Statements of Owners' Equity (Unaudited)........................................................         I-6
  Combined Statements of Cash Flows (Unaudited)............................................................         I-7

                           PEOPLECARE HERITAGE GROUP
               INTERIM COMBINED FINANCIAL STATEMENTS (UNAUDITED)

    The combined financial statements included in this section for peopleCARE Heritage Group are unaudited, pursuant to certain Rules and Regulations of the Securities and Exchange Commission, but include all adjustments known to be necessary for a fair statement of the results for the periods presented. All such adjustments are of a normal recurring nature. The combined financial statements, however, are not necessarily indicative of results which may be expected for the full year. These unaudited combined financial statements should be read in conjunction with the audited combined financial statements and related notes thereto as of December 31, 1993 and 1992, included elsewhere in this filing.

                           PEOPLECARE HERITAGE GROUP
                            COMBINED BALANCE SHEETS
                            APRIL 30, 1994 AND 1993
                                   UNAUDITED
                                     ASSETS


                                                                                               1994       1993
                                                                                              (000'S)    (000'S)
                                                                                             ---------  ---------
Current Assets:
  Cash and cash equivalents................................................................  $  15,397  $   2,969
  Restricted cash..........................................................................      4,370        350
  Short-term investments...................................................................      9,389     --
  Accounts receivable, net of allowance for doubtful accounts of $17,241 and $32,374 as of
   April 30, 1994 and 1993, respectively...................................................      6,051      2,985
  Prepaid expenses and advances............................................................        548        583
                                                                                             ---------  ---------
    Total current assets...................................................................     35,755      6,887
Investments and Other Assets:
  Restricted cash..........................................................................      1,167        337
  Land for future development..............................................................      3,045      2,504
  Notes receivable from owner/shareholders.................................................     11,480     11,298
                                                                                             ---------  ---------
    Total investments and other assets.....................................................     15,692     14,139
Property and Equipment:
  Land.....................................................................................      2,653      2,569
  Buildings and improvements...............................................................     41,031     34,099
  Furniture and equipment..................................................................     12,598      9,908
  Other....................................................................................        223        237
                                                                                             ---------  ---------
                                                                                                56,505     46,813
  Less accumulated depreciation............................................................     (9,800)    (7,856)
                                                                                             ---------  ---------
    Net property and equipment.............................................................     46,705     38,957
                                                                                             ---------  ---------
                                                                                             $  98,152  $  59,983
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                           PEOPLECARE HERITAGE GROUP
                      COMBINED BALANCE SHEETS (CONTINUED)
                            APRIL 30, 1994 AND 1993
                                   UNAUDITED
                         LIABILITIES AND OWNERS' EQUITY

                                                                                               1994       1993
                                                                                              (000'S)    (000'S)
                                                                                             ---------  ---------
Current Liabilities:
  Accounts payable.........................................................................  $   1,886  $   1,268
  Accured expenses.........................................................................      1,547        828
  Current maturities of long-term debt.....................................................      1,591     13,056
                                                                                             ---------  ---------
    Total current liabilities..............................................................      5,024     15,152
Long-Term Debt.............................................................................     83,334     45,021
Less current maturities....................................................................     (1,591)   (13,056)
                                                                                             ---------  ---------
    Total long-term debt...................................................................     81,743     31,965
Commitments and Contingencies
Owners' Equity:
  Common stock.............................................................................         15         13
  Contributed capital......................................................................          1          1
  Retained earnings........................................................................     11,369     12,852
                                                                                             ---------  ---------
    Total owners' equity...................................................................     11,385     12,866
                                                                                             ---------  ---------
                                                                                             $  98,152  $  59,983
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                           PEOPLECARE HERITAGE GROUP
                         COMBINED STATEMENTS OF INCOME
               FOR THE FOUR MONTHS ENDED APRIL 30, 1994 AND 1993
                                   UNAUDITED


                                                                                   1994       1993
                                                                                  (000'S)    (000'S)
                                                                                 ---------  ---------
OPERATING REVENUES.............................................................  $  17,765  $  13,198
                                                                                 ---------  ---------
OPERATING EXPENSES.............................................................     12,953      8,971
GENERAL AND ADMINISTRATIVE.....................................................        714        841
INTEREST.......................................................................      2,195        636
DEPRECIATION...................................................................        551        486
                                                                                 ---------  ---------
        Total operating expenses...............................................     16,413     10,934
        Income before taxes on income..........................................      1,352      2,264
TAXES ON INCOME                                                                     --         --
                                                                                 ---------  ---------
  Net income...................................................................  $   1,352  $   2,264
                                                                                 ---------  ---------
                                                                                 ---------  ---------
PRO FORMA DATA:
  Historical income before taxes on income.....................................  $   1,352  $   2,264
  Pro forma provision for taxes on income......................................        521        872
                                                                                 ---------  ---------
        Pro forma net income...................................................  $     831  $   1,392
                                                                                 ---------  ---------
                                                                                 ---------  ---------

                           PEOPLECARE HERITAGE GROUP
                     COMBINED STATEMENTS OF OWNERS' EQUITY
               FOR THE FOUR MONTHS ENDED APRIL 30, 1994 AND 1993
                                   UNAUDITED

                                                                                   1994       1993
                                                                                  (000'S)    (000'S)
                                                                                 ---------  ---------
COMMON STOCK:
  peopleCARE Centers of Texas, Inc.............................................  $       1  $       1
  peopleCARE Heritage Forest Lane, Inc.........................................          1          1
  peopleCARE Heritage Oaks, Inc................................................          1          1
  peopleCARE Heritage Management, Inc..........................................          1          1
  peopleCARE Heritage Manor Canton, Inc........................................          1          1
  peopleCARE Winterhaven, Inc..................................................          1          1
  peopleCARE Heritage Place, Inc...............................................          1          1
  peopleCARE Heritage Manor Plano, Inc.........................................          1          1
  peopleCARE Heritage Village, Inc.............................................          1          1
  peopleCARE Heritage Park, Inc................................................          1          1
  peopleCARE Heritage Manor Longview, Inc......................................          1          1
  peopleCARE Heritage Gardens Carrollton, Inc..................................          1          1
  peopleCARE Heritage Estates, Inc.............................................          1          1
  peopleCARE Heritage Country Manor, Inc.......................................          1     --
  peopleCARE Heritage Western Hills, Inc.......................................          1     --
                                                                                 ---------  ---------
    Total common stock.........................................................  $      15  $      13
                                                                                 ---------  ---------
                                                                                 ---------  ---------
CONTRIBUTED CAPITAL:
  Schlegel Property Company,
    Proprietorship & Four-K
    Investments, L.P...........................................................  $       1  $       1
                                                                                 ---------  ---------
                                                                                 ---------  ---------
RETAINED EARNINGS, beginning of period.........................................  $  12,235  $  15,238
  Income for the period........................................................      1,352      2,264
  Distributions................................................................     (2,218)    (4,650)
                                                                                 ---------  ---------
RETAINED EARNINGS, end of period...............................................  $  11,369  $  12,852
                                                                                 ---------  ---------
                                                                                 ---------  ---------
TOTAL OWNERS' EQUITY...........................................................  $  11,385  $  12,866
                                                                                 ---------  ---------
                                                                                 ---------  ---------

                           PEOPLECARE HERITAGE GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

               FOR THE FOUR MONTHS ENDED APRIL 30, 1994 AND 1993
                                   UNAUDITED

                                                                                               1994       1993
                                                                                              (000'S)    (000'S)
                                                                                             ---------  ---------
Operating Activities:
  Net income...............................................................................  $   1,352  $   2,264
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...........................................................................        551        486
      Changes in operating assets and liabilities:
        Accounts receivable................................................................     (1,079)       351
        Prepaid expenses and other.........................................................         30        351
        Accounts payable and accrued expenses..............................................         89        (25)
                                                                                             ---------  ---------
Cash provided by operating activities......................................................        943      3,427
                                                                                             ---------  ---------
Investing Activities:
  Property and equipment expenditures......................................................       (147)    (3,997)
  Net (advances to) repayment of owner/shareholders........................................       (400)       102
                                                                                             ---------  ---------
Cash used for investing activities.........................................................       (547)    (3,895)
                                                                                             ---------  ---------
Financing Activities:
  Distributions............................................................................     (2,218)    (4,650)
  Net proceeds from long-term debt.........................................................     --          3,078
  Repayment of long-term debt..............................................................       (482)    (1,000)
                                                                                             ---------  ---------
Cash used for financing activities.........................................................     (2,700)    (2,572)
                                                                                             ---------  ---------
Net decrease in cash and cash equivalents..................................................     (2,304)    (3,040)
Cash and cash equivalents, at beginning of period..........................................     17,701      6,009
                                                                                             ---------  ---------
Cash and cash equivalents, at end of period................................................  $  15,397  $   2,969
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                           PEOPLECARE HERITAGE GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                            APRIL 30, 1994 AND 1993
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION
    The consolidated financial statements included herein have been prepared by peopleCARE Heritage Group (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes the disclosure contained in the combined financial statements are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been made and are of a normal recurring nature.

    These consolidated financial statements should be read in conjunction with the Company's combined financial statements and the notes thereto included this filing. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

(2) ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT
    On January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, (SFAS No. 115) "Accounting for Certain Investments in Debt and Equity Securities". Pursuant to SFAS No. 115, the Company accounts for its investments as available-for-sale securities. The net unrealized gains and losses on the investments are not material to the financial condition or results of operations and, thus, have not been reflected in the stockholders' equity section in the accompanying combined balance sheet of the Company.

(3) SUBSEQUENT EVENTS
    On July 29, 1994, the Company was acquired by Horizon Healthcare Corporation ("Horizon"). Consideration received for the acquisition included the issuance of 449,438 shares of Horizon common stock, valued at approximately $10,000,000, assumption of capital lease obligations of approximately $48,600,000 for six facilities, and cash payment of approximately $56,000,000 for fee simple title to seven facilities. This acquisition was accounted for using the purchase method.

                   ITEM 7(B)__PRO FORMA FINANCIAL INFORMATION



    Administrative and general expenses included in the original pro forma condensed consolidated financial statements prepared to reflect Horizon's acquisition of Greenery have been revised in this amendment to reflect certain adjustments to the Greenery historical period from October 1, 1993 through the acquisition date, February 11, 1994. These adjustments related to errors discovered in the original Greenery purchase accounting and the resolution of a pre-acquisition contingency totaling $7,710 and $471, respectively, pre-tax, and $4,665 and $285, respectively, net of taxes. Furthermore, the effective tax rate of 39% used to estimate combined federal and state taxes in the original pro forma condensed consolidated statement of earnings for the twelve months ended May 31, 1994 has been amended to reflect a 39.5% effective tax rate. All such adjustments have been properly reflected in the accompanying condensed statement of earnings for the year ended May 31, 1994.

                     INDEX TO UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                -----
Unaudited Pro Forma Condensed Consolidated Financial Statements
  Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements..........................         P-3
  Unaudited Pro Forma Condensed Consolidated Balance Sheet.................................................         P-4
  Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet........................................         P-5
  Unaudited Pro Forma Condensed Consolidated Statement of Earnings.........................................         P-6
  Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings................................         P-7

                 INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    On July 29, 1994, the Company acquired the assets and leased the facilities described in Item 2 above from the peopleCARE Corporations (the peopleCARE Transaction).

    The Unaudited Pro Forma Condensed Consolidated Balance Sheet at May 31, 1994 presents the Company's historical assets, liabilities and stockholders' equity at May 31, 1994, as adjusted to give effect to the peopleCARE Transaction as if it occurred on May 31, 1994. Such adjustments are more fully described in the notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

    The Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended May 31, 1994 gives effect to (i) the merger of Greenery Rehabilitation Group, Inc. (Greenery) into the Company (the Merger) on February 10, 1994, including the transactions with Health and Rehabilitation Properties Trust (HRP) and M&P Partners Limited Partnership (M&P) described in the accompanying notes and (ii) the peopleCARE Transaction, as if the Merger and related transactions and the peopleCARE Transaction occurred on June 1, 1993. The Unaudited Pro Forma Condensed Consolidated Statement of Earnings includes
(i) historical results of operations of the Company for its fiscal year ended May 31, 1994, (ii) the results of operations of Greenery for the approximate eight and one-half months ended February 10, 1994 and (iii) the results of operations of peopleCARE for the twelve months ended April 30, 1994. The combined historical amounts have been adjusted to give effect to the assumptions and adjustments included in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

    The following pro forma financial information may not be indicative of the results of operations of the Company that would have actually resulted had the Merger and related transactions and the peopleCARE Transaction occurred as of the date and for the periods indicated, or of future results of operations of the Company. The pro forma financial information should be read in conjunction with the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                AT MAY 31, 1994

                                                                                    PRO FORMA
                                               HISTORICAL           PEOPLECARE        AFTER
                                          --------------------     ACQUISITION      PEOPLECARE
                                          HORIZON   PEOPLECARE   ADJUSTMENTS (1)    ACQUISITION
                                          --------  ----------   ----------------   ----------
                                                             (IN THOUSANDS)
Assets:
  Cash and cash equivalents.............  $ 10,963   $29,156       $(29,156)(a)      $ 10,963
  Accounts receivable...................    76,862     6,051           (132)(a)        82,781
  Other current assets..................    24,308       548           (269)(a)        24,587
                                          --------  ----------     --------         ----------
    Total current assets................   112,133    35,755        (29,557)          118,331
  Land, buildings and equipment, net....   193,426    46,951         48,718(c)        303,510
                                                                     36,085(b)
                                                                    (21,670)(a)
  Notes receivable......................    22,436     9,180         (9,180)(a)        22,436
  Other long-term assets................    78,456     6,266         (6,266)(a)        78,706
                                                                        250(b)
                                          --------  ----------     --------         ----------
    Total assets........................  $406,451   $98,152       $ 18,380          $522,983
                                          --------  ----------     --------         ----------
                                          --------  ----------     --------         ----------
Liabilities and stockholders' equity:
  Current liabilities...................  $ 49,053   $ 3,434       $ (1,236)(a)        51,251
  Long-term debt and capital lease
   obligations..........................   107,579    83,334        (83,334)(a)       211,913
                                                                     55,616(b)
                                                                     48,718(c)
  Deferred lease credit.................    20,493     --            --                20,493
  Stockholders' equity..................   229,326    11,384        (11,384)(a)       239,326
                                                                     10,000(b)
                                          --------  ----------     --------         ----------
    Total liabilities and stockholders'
     equity.............................  $406,451   $98,152       $ 18,380          $522,983
                                          --------  ----------     --------         ----------
                                          --------  ----------     --------         ----------

                                                       (NOTES ON FOLLOWING PAGE)

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

    (1) The Company acquired substantially all of the operations of peopleCARE by purchasing seven facilities and entering into lease agreements for six others. Following are adjustments to record the peopleCARE operations acquired:

        (a) The historical peopleCARE financial statements reflect certain assets and liabilities that were not acquired or assumed by the Company in connection with the acquisition. The following assets and liabilities not acquired or assumed have been eliminated from the historical amounts:

Total assets of predecessor entity...............................  $  98,152
Assets not acquired:
  Cash and cash equivalents......................................    (29,156)
  Accounts receivable............................................       (132)
  Other current assets...........................................       (269)
  Notes receivable...............................................     (9,180)
  Land, buildings and equipment, net.............................    (21,670)
  Other long-term assets.........................................     (6,266)
                                                                   ---------
  peopleCARE assets acquired.....................................     31,479

Total liabilities of predecessor entity..........................     86,768
Liabilities not assumed:
  Current liabilities............................................     (1,236)
  Long-term debt.................................................    (83,334)
                                                                   ---------
  peopleCARE liabilities assumed.................................      2,198
                                                                   ---------
Net book value of peopleCARE assets acquired.....................  $  29,281
                                                                   ---------
                                                                   ---------

        In addition, the historical stockholder's equity of the predecessor entity of $11,384 has been eliminated.

        (b) The Company acquired the peopleCARE operations in exchange for cash and common stock of the Company. The purchase price exceeds the net book value of the acquired operations. This excess has been allocated pursuant to purchase accounting as follows:

Cash..............................................................  $  55,616
Issuance of stock of the Company..................................     10,000
                                                                    ---------
Total purchase price..............................................     65,616
Net book value of peopleCARE assets acquired......................     29,281
                                                                    ---------
Excess purchase price over net book value of assets acquired......  $  36,335
                                                                    ---------
                                                                    ---------
Allocation of excess purchase price:
  Land, buildings and equipment...................................  $  36,085
  Other long-term assets..........................................        250
                                                                    ---------
Total excess purchase price allocated.............................  $  36,335
                                                                    ---------
                                                                    ---------

        The cash consideration was funded with a draw on the Company's line of credit.

        (c) The lease agreements into which the Company entered for six additional facilities are accounted for as capital leases. Accordingly, adjustments have been made to capitalize the leases by recording $48,718 to land, buildings and equipment, net, and to long-term debt.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF EARNINGS
                        FOR THE YEAR ENDED MAY 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                GREENERY MERGER   PRO FORMA                                    PRO FORMA
                               HISTORICAL         AND RELATED       BEFORE                     PEOPLECARE        AFTER
                          --------------------   TRANSACTIONS     PEOPLECARE   HISTORICAL     ACQUISITION      PEOPLECARE
                           HORIZON   GREENERY   ADJUSTMENTS (1)  ACQUISITION   PEOPLECARE   ADJUSTMENTS (2)   ACQUISITION
                          ---------  ---------  ---------------  ------------  -----------  ----------------  ------------
Operating revenues......  $ 375,095  $ 129,358    $  (3,695)(a)   $ 483,131     $  50,427     $    (200)(a)    $ 533,358
                          ---------  ---------                   ------------  -----------      -------       ------------
                                                    (17,429)(b)
                                                      1,220(b)
                                                         46(c)
                                                     (1,464)(f)
                                                ---------------
                                                  $ (21,322)
                                                ---------------
                                                ---------------
Cost of services........    293,863    109,157       (2,144)(a)     384,016        35,780          (211)(a)      419,585
                                                    (16,860)(b)
Administrative and
 general................     40,165     32,228         (552)(a)      65,816         1,806          (300)(d)       67,322
                                                     (1,402)(b)
                                                     (4,747)(d)
                                                        124(e)
Interest................      6,240      3,473        1,599(a)       11,312         4,590         3,653(b)        19,555
Depreciation and
 amortization...........      8,081      2,156        1,045(a)       11,119         1,968           821(c)        13,908
                                                       (163)(b)
Non-recurring items.....     --          5,881       (5,881)(a)       --           --              --              --
                          ---------  ---------  ---------------  ------------  -----------      -------       ------------
  Total operating
   expenses.............    348,349    152,895      (28,981)        472,263        44,144         3,963          520,370
  Earnings (loss) before
   income taxes.........     26,746    (23,537)       7,659          10,868         6,283        (4,163)          12,988
Income taxes............     10,140     (9,297)       3,450           4,293(g)         95           742            5,130(g)
                          ---------  ---------  ---------------  ------------  -----------      -------       ------------
  Net earnings (loss)...  $  16,606  $ (14,240)   $   4,209       $   6,575     $   6,188     $  (4,905)       $   7,858
                          ---------  ---------  ---------------  ------------  -----------      -------       ------------
                          ---------  ---------  ---------------  ------------  -----------      -------       ------------
Earnings per common and
 common equivalent
 share..................  $    0.99                               $    0.36(3)                                 $    0.42(3)
                          ---------                              ------------                                 ------------
                          ---------                              ------------                                 ------------
Earnings per common
 share -- Assuming full
 dilution...............  $    0.91                               $    0.36(3)                                 $    0.42(3)
                          ---------                              ------------                                 ------------
                          ---------                              ------------                                 ------------


                                                       (NOTES ON FOLLOWING PAGE)

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED STATEMENT OF EARNINGS

    (1) The Company completed the Greenery Merger and related transactions on February 10, 1994. As a result, the historical financial statements of the Company for the year ended May 31, 1994 include approximately three and one-half months of Greenery operations. Following are adjustments recorded to reflect the effects of the Merger and related transactions for the approximate eight and one-half month period ended February 10, 1994.

        (a) In connection with the Merger, the Company purchased three facilities previously leased by HRP to Greenery and incurred additional debt related to a Greenery owned facility to raise additional cash. In addition certain assets for which a write down of approximately $3,100 was recorded by Greenery during the eight and one-half months ended February 10, 1994 were sold to M & P, along with two office buildings owned and operated by Greenery. Greenery also recorded a $775 loss on the sale of one facility to HRP and expenses of $2,006 related to severance pay and other Merger costs in preparation for the Merger during the eight and one-half months ended February 10, 1994. The impact of the above, as well as the additional depreciation and amortization expense for the allocation of excess purchase price to buildings and equipment and goodwill (assuming a 40-year amortization period for goodwill), on earnings before income taxes is as follows:


                                                                            EIGHT AND ONE-HALF
                                                                               MONTHS ENDED
                                                                            FEBRUARY 10, 1994
                                                                            ------------------
Operating Revenues........................................................      $   (3,695)
                                                                                   -------
Cost of services..........................................................          (2,144)
Administrative and general................................................            (552)
Interest..................................................................           1,599
Depreciation and amortization.............................................           1,045
Non-recurring write down to net realizable value of assets sold to M&P and
 HRP and other Merger related costs and losses............................          (5,881)
                                                                                   -------
  Total operating expenses................................................          (5,933)
                                                                                   -------
  Net increase in earnings before income taxes............................      $    2,238
                                                                                   -------
                                                                                   -------


        (b) Pursuant to the Merger, HRP canceled three facility leases with Greenery. Such leases were assumed by the former majority owners of Greenery and the Company entered into a management agreement for such facilities. The impact on earnings before income taxes is as follows:


                                                                            EIGHT AND ONE-HALF
                                                                               MONTHS ENDED
                                                                            FEBRUARY 10, 1994
                                                                            ------------------
Operating Revenues........................................................     $    (17,429)
                                                                                   --------
Cost of services..........................................................          (16,860)
Administrative and general................................................           (1,402)
Depreciation and amortization.............................................             (163)
                                                                                   --------
  Total operating expenses................................................          (18,425)
  Net increase in earnings before income taxes............................              996
  Pro forma management revenues...........................................            1,220
                                                                                   --------
    Net increase in earnings before income taxes..........................     $      2,216
                                                                                   --------
                                                                                   --------

        (c) Interest income will be increased to reflect the impact of the Company financing the $20,000 sale to M&P of certain Greenery assets, including among the other assets, the office buildings discussed in (a) above and interest bearing notes receivable, as follows:

                                                                            EIGHT AND ONE-HALF
                                                                               MONTHS ENDED
                                                                             FEBRUARY 10, 1994
                                                                            -------------------
Interest on the Company's $20,000 note receivable.........................       $     851
Less interest on notes receivable sold....................................            (805)
                                                                                    ------
                                                                                 $      46
                                                                                    ------
                                                                                    ------

        (d) As a result of the Merger, the corporate offices of Greenery were closed and specifically identified duplicate corporate administrative and general expenses at Greenery totaling $4,747 for the eight and one-half months ended February 10, 1994 will be eliminated.

        (e) The Company will enter into a management agreement with a director of Greenery for a term of seven years at an annual rate of $175 ($124 for eight and one-half months).

        (f) Operating revenues will be reduced by $1,464 to eliminate consulting fee revenues between the Company and Greenery.


        (g) An effective tax rate of 39.5% is used to estimate combined federal and state taxes for the twelve months ended May 31, 1994.


    (2) The peopleCARE Transaction adjustments consist of the following:


        (a) The historical financial information reported for peopleCARE include certain de minimis amounts which were not acquired or assumed by the Company in connection with the acquisition. Therefore, adjustments have been recorded to eliminate interest and other operating revenues of $200 and cost of services expense of $211 associated with the predecessor entity operations which were not acquired by the Company.



        (b) The acquisition purchase price included the payment of $55,616 in cash to be funded from the Company's line of credit. In connection with the acquisition, the Company entered into leases on six facilities formerly owned by peopleCARE. The leases will be accounted for by the Company as capital leases. As a result, interest expense has been adjusted as follows for the year ended May 31, 1994:



Increase in line of credit sufficient to retire outstanding
 peopleCARE debt during the period ($49,716 for the period June 1,
 1993 through September 30, 1993 and $55,716 for the period October
 1, 1993 through May 31, 1994)
  Interest at 7.25%................................................  $   3,840
Increase in capital lease obligations of $48,700
  Interest expense amortized based on an interest rate of 9.09%....      4,403
Less historical peopleCARE interest expense........................     (4,590)
                                                                     ---------
    Increase in interest expense...................................  $   3,653
                                                                     ---------
                                                                     ---------

        (c) An adjustment has been recorded to depreciation and amortization expense to reflect the purchase of seven facilities and capital lease of six facilities in connection with the peopleCARE acquisition for the year ended May 31, 1994 as follows:



                                                                                            YEAR ENDED
                                                                                           MAY 31, 1994
                                                                                           ------------
Purchase price allocated to equipment.........................................  $   5,500
Depreciable life in years.....................................................         10
                                                                                ---------
                                                                                            $      550
Purchase price allocated to buildings.........................................  $  86,240
Depreciable life in years.....................................................         40
                                                                                ---------
                                                                                                 2,156
Purchase price allocated to non compete agreements............................  $     250
Amortizable life in years.....................................................          3
                                                                                ---------
                                                                                                    83
Less historical peopleCARE depreciation expense...............................                  (1,968)
                                                                                           ------------
  Increase in depreciation and amortization expense...........................              $      821
                                                                                           ------------
                                                                                           ------------


        (d) An adjustment of $300 has been recorded to eliminate distributions to the prior owners.

    (3) The calculation of pro forma weighted average number of shares outstanding is as follows:


                                                                             MAY 31, 1994
                                                             --------------------------------------------
                                                               WEIGHTED AVERAGE       WEIGHTED AVERAGE
                                                             NUMBER OF SHARES FOR   NUMBER OF SHARES FOR
                                                              EARNINGS PER COMMON    EARNINGS PER COMMON
                                                             AND COMMON EQUIVALENT   SHARE-ASSUMING FULL
                                                                     SHARE                DILUTION
                                                             ---------------------  ---------------------
Prior to the Greenery merger and peopleCARE acquisition....           16,136                 19,110
Shares issued in connection with the Greenery merger.......            2,050                  2,050
                                                                     -------                -------
  Pro Forma before peopleCARE acquisition..................           18,186                 21,160
Shares issued in connection with the peopleCARE
 transaction...............................................              449                    449
                                                                     -------                -------
  Pro Forma after Greenery merger and peopleCARE
   acquisition.............................................           18,635                 21,609
                                                                     -------                -------
                                                                     -------                -------

                                 EXHIBIT INDEX

                                                                                                          SEQUENTIALLY
  EXHIBIT                                                                                                   NUMBERED
  NUMBER                                       DESCRIPTION OF EXHIBITS                                        PAGE
- -----------  -------------------------------------------------------------------------------------------  -------------
       2.1   Agreement and Plan of Reorganization dated as of June 9, 1994 by and among the Company and
              peopleCARE Heritage Manor Plano, Inc., peopleCARE Heritage Manor Canton, Inc., peopleCARE
              Heritage Park, Inc., peopleCARE Heritage Village, Inc., peopleCARE Winterhaven, Inc.,
              peopleCARE Heitage Place, Inc., peopleCARE Heritage Forest Lane, Inc., peopleCARE Heritage
              Oaks, Inc., peopleCARE Heritage Manor Longview, Inc., peopleCARE Heritage Gardens
              Carrollton, Inc., peopleCARE Heritage Estates, Inc., peopleCARE Heritage Country Manor,
              Inc., and peopleCARE Heritage Western Hills, Inc., as amended by Amendment No. 1 to
              Agreement and Plan of Reorganization dated June 30, 1994 (incorporated by reference to
              Exhibit 2.7 to the Company's Annual Report on Form 10-K for the year ended May 31, 1994).
       2.2   Real Estate Contract of Sale dated as of June 9, 1994, by and among White Oaks Investments,
              L.P., Four-K Investments, L.P., and the Company, as amended by Amendment No. 1 to Real
              Estate Contract of Sale dated June 30, 1994 (incorporated by reference to Exhibit 10.45 to the Company's Annual Report on Form 10-K for the year ended May 31, 1994).
       2.3   Real Estate Contract of Sale and Master Lease Agreement dated June 9, 1994 by and among
              White Oaks Investments, L.P., Robert J. Schlegel and the Company, as amended by Amendment
              No. 1 to Real Estate Contract of Sale and Master Lease Agreement dated June 30, 1994
              (incorporated by reference to Exhibit 10.46 to the Company's Annual Report on Form 10-K
              for the year ended May 31, 1994).
       2.4   Master Lease Agreement between White Oaks Investment, L.P., and the Company dated July 31,
              1994 (incorporated by reference to Exhibit 10.47 to the Company's Annual Report on Form
              10-K for the year ended May 31, 1994).
      23.1   Consent of BDO Seidman.